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DESCRIPTION:  CONSENT OF GRONER, BOYLE & QUILLIN LLP


                                  Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

              We consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related prospectuses of our report dated January 21,1999 on our audit of the consolidated financial statements of Unitrend, Inc. contained in its Registration Statement on Form 10/A, File No. 1-15777, as filed with the Securities and Exchange Commission.

                                      /s/ Groner, Boyle & Quillin LLP
                                      ---------------------------------
                                      Groner, Boyle & Quillin LLP

Columbus, Ohio
September ____, 2000